Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-68968, 333-45802, 333-60635, 333-105913, and 333-129272 of Manhattan Associates, Inc. on Form S-8 of our report dated August 10, 2005, related to the financial statements of Evant, Inc. and subsidiaries as of and for the year ended December 31, 2004, appearing in this Current Report on Form 8-K/A of Manhattan Associates, Inc.
/s/ Deloitte & Touche LLP
November 14, 2005
San Francisco, California